Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statements (Nos. 333-84677 and 333-53234) on Form S-8 of Sturm, Ruger & Company, Inc. of our reports dated February 21, 2018 relating to our audits of the consolidated financial statements, the financial statement schedule, and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K of Sturm, Ruger & Company, Inc. for the year ended December 31, 2017.

/s/ RSM US LLP

Stamford, Connecticut

February 21, 2018

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